================================================================================

                                    INDENTURE

                           Dated as of March 16, 1998

                                     Between

                              TRANS-RESOURCES, INC.

                                       and

                 STATE STREET BANK AND TRUST COMPANY, as Trustee

                               ------------------

               $135,000,000 Aggregate Principal Amount at Maturity

                  12% Senior Discount Notes due 2008, Series A
                  12% Senior Discount Notes due 2008, Series B

================================================================================

                           CROSS-REFERENCE TABLE

Trust Indenture                                           Indenture
  Act Section                                              Section
---------------                                           ---------

ss.310(a)(1)............................................. 7.10
    (a)(2)............................................... 7.10
    (a)(3)............................................... N.A.
    (a)(4)............................................... N.A.
    (a)(5)............................................... 7.08; 7.10.
    (b).................................................. 7.08; 7.10; 13.02
    (c).................................................. N.A.
ss.311(a)..............................................   7.11
    (b).................................................. 7.11
    (c).................................................. N.A.
ss.312(a)................................................ 2.05
    (b).................................................. 13.03
    (c).................................................. 13.03
ss.313(a)................................................ 7.06
    (b)(1)............................................... 7.06
    (b)(2)............................................... 7.06
    (c).................................................. 7.06; 13.02
    (d).................................................. 7.06
ss. 314(a)............................................... 4.11; 4.12; 13.02
    (b).................................................. N.A.
    (c)(1)............................................... 13.04
    (c)(2)............................................... 13.04
    (c)(3)............................................... N.A.
    (d).................................................. N.A.
    (e).................................................. 13.05
    (f).................................................. N.A.
ss.315(a)................................................ 7.01(b)
    (b).................................................. 7.05; 13.02
    (c).................................................. 7.01(a)
    (d).................................................. 7.01(c)
    (e).................................................. 6.11
ss.316(a)(last sentence)................................. 2.09
    (a)(1)(A)............................................ 6.05
    (a)(1)(B)............................................ 6.04
    (a)(2)............................................... N.A.
    (b).................................................. 6.07
    (c).................................................. 10.04
ss.317(a)(1)............................................. 6.08
    (a)(2)............................................... 6.09
    (b).................................................. 2.04
ss.318(a)................................................ 13.01

----------------

N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS
                                                                        Page
                                                                        ----

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions..................................................1
SECTION 1.02. Incorporation by Reference of Trust Indenture Act...........18
SECTION 1.03. Rules of Construction.......................................19

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating.............................................19
SECTION 2.02. Execution and Authentication................................20
SECTION 2.03. Registrar and Paying Agent..................................20
SECTION 2.04. Paying Agent To Hold Assets in Trust........................21
SECTION 2.05. Holder Lists................................................21
SECTION 2.06. Transfer and Exchange.......................................21
SECTION 2.07. Replacement Securities......................................22
SECTION 2.08. Outstanding Securities......................................22
SECTION 2.09. Treasury Securities.........................................23
SECTION 2.10. Temporary Securities........................................23
SECTION 2.11. Cancellation................................................23
SECTION 2.12. Defaulted Interest..........................................23
SECTION 2.13. CUSIP Number................................................24
SECTION 2.14. Deposit of Moneys...........................................24
SECTION 2.15. Book-Entry Provisions for Global Securities.................24
SECTION 2.16. Registration of Transfers and Exchanges.....................25

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee..........................................29
SECTION 3.02. Selection of Securities To Be Redeemed......................29
SECTION 3.03. Notice of Redemption........................................29
SECTION 3.04. Effect of Notice of Redemption..............................30
SECTION 3.05. Deposit of Redemption Price.................................30
SECTION 3.06. Securities Redeemed in Part.................................30

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Securities.......................................31
SECTION 4.02. Maintenance of Office or Agency.............................31
SECTION 4.03. Limitations on Transactions with Affiliates.................31

SECTION 4.04. Limitation on Additional Indebtedness.......................32
SECTION 4.05. Disposition of Proceeds of Asset Sales......................33
SECTION 4.06. Limitation on Restricted Payments...........................34
SECTION 4.07. Existence...................................................36
SECTION 4.08. Payment of Taxes and Other Claims...........................36
SECTION 4.09. Notice of Defaults..........................................36
SECTION 4.10. Maintenance of Properties and Insurance.....................36
SECTION 4.11. Compliance Certificate......................................37
SECTION 4.12. Reports to Holders..........................................37
SECTION 4.13. Waiver of Stay, Extension or Usury Laws.....................37
SECTION 4.14. Change of Control...........................................38
SECTION 4.15. Limitation on the Designation of Unrestricted Subsidiaries..39
SECTION 4.16. Limitations on Dividends and Other Payment Restrictions
                  Affecting Restricted Subsidiaries.......................39
SECTION 4.17. Limitation on the Sale or Issuance of Preferred Equity
                  Interests of Restricted Subsidiaries....................40
SECTION 4.18. Limitation on Liens.........................................40
SECTION 4.19. Limitation on Status as Investment Company..................41
SECTION 4.20. Calculation of Original Issue Discount......................41

                                  ARTICLE FIVE

                               MERGERS; SUCCESSORS

SECTION 5.01. Mergers, Sale of Assets, etc................................41
SECTION 5.02. Successor Substituted.......................................42

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default...........................................42
SECTION 6.02. Acceleration................................................43
SECTION 6.03. Other Remedies..............................................44
SECTION 6.04. Waiver of Past Default......................................44
SECTION 6.05. Control by Majority.........................................44
SECTION 6.06. Limitation on Suits.........................................45
SECTION 6.07. Rights of Holders To Receive Payment........................45
SECTION 6.08. Collection Suit by Trustee..................................45
SECTION 6.09. Trustee May File Proofs of Claim............................45
SECTION 6.10. Priorities..................................................46
SECTION 6.11. Undertaking for Costs.......................................46

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee...........................................47
SECTION 7.02. Rights of Trustee...........................................48

SECTION 7.03. Individual Rights of Trustee................................49
SECTION 7.04. Trustee's Disclaimer........................................49
SECTION 7.05. Notice of Defaults..........................................49
SECTION 7.06. Reports by Trustee to Holders...............................49
SECTION 7.07. Compensation and Indemnity..................................49
SECTION 7.08. Replacement of Trustee......................................50
SECTION 7.09. Successor Trustee by Merger, etc............................51
SECTION 7.10. Eligibility; Disqualification...............................51
SECTION 7.11. Preferential Collection of Claims Against the Company.......51

                                  ARTICLE EIGHT

                             [INTENTIONALLY OMITTED]


                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01. Termination of the Company's Obligations....................52
SECTION 9.02. Application of Trust Money..................................53
SECTION 9.03. Repayment to the Company....................................53
SECTION 9.04. Reinstatement...............................................53

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.................................54
SECTION 10.02. With Consent of Holders....................................54
SECTION 10.03. Compliance with Trust Indenture Act........................56
SECTION 10.04. Revocation and Effect of Consents..........................56
SECTION 10.05. Notation on or Exchange of Securities......................56
SECTION 10.06. Trustee To Sign Amendments, etc............................56

                                 ARTICLE ELEVEN

                             [INTENTIONALLY OMITTED]


                                 ARTICLE TWELVE

                             [INTENTIONALLY OMITTED]


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls...............................57
SECTION 13.02. Notices....................................................57
SECTION 13.03. Communications by Holders with Other Holders...............58
SECTION 13.04. Certificate and Opinion as to Conditions Precedent.........58
SECTION 13.05. Statements Required in Certificate or Opinion..............59
SECTION 13.06. Rules by Trustee, Paying Agent, Registrar..................59
SECTION 13.07. Governing Law..............................................59
SECTION 13.08. No Recourse Against Others.................................59
SECTION 13.09. Successors.................................................59
SECTION 13.10. Counterpart Originals......................................60
SECTION 13.11. Severability...............................................60
SECTION 13.12. No Adverse Interpretation of Other Agreements..............60
SECTION 13.13. Legal Holidays.............................................60
SIGNATURES...............................................................S-1

EXHIBIT A   Form of Series A Security....................................A-1
EXHIBIT B   Form of Series B Security....................................B-1
EXHIBIT C   Form of Legend for Global Securities.........................C-1
EXHIBIT D   Form of Transfer Certificate.................................D-1
EXHIBIT E   Form of Transfer Certificate for Institutional Accredited
                Investors................................................E-1

-----------------

NOTE: This Table of Contents shall not, for any purpose, be deemed to be a part of this Indenture.

            INDENTURE, dated as of March 16, 1998, between TRANS-RESOURCES, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts state chartered commercial bank, as trustee (the "Trustee").

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

            "Accreted Value" means as of any date (the "Specified Date"), with respect to each $1,000 principal face amount at maturity of the Securities:

            (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

Semi-Annual                                                       Accreted
Accrual Date                                                        Value
------------                                                      -------
March 16, 1998................................................    $558.58
September 15, 1998............................................     59l.90
March 15, 1999................................................     627.42
September 15, 1999............................................     665.06
March 15, 2000................................................     704.96
September 15, 2000............................................     747.26
March 15, 2001................................................     792.10
September 15, 2001............................................     839.62
March 15, 2002................................................     890.00
September 15, 2002............................................     943.40
March 15, 2003................................................   1,000.00

            (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

            (iii) if the Specified Date is on or after March 15, 2003, $1,000.

            "Acquired Indebtedness" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

            "Acquired Person" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

            "Acquisition" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitutes substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

            "Additional Interest" has the meaning provided in the Exchange and Registration Rights Agreement.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that (i) beneficial ownership of 15.0% or more of the then outstanding Equity Interests of a Person shall be deemed to be control for purposes of compliance with Section 4.03; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of its Subsidiaries.

            "Affiliate Transaction" has the meaning set forth in Section 4.03.

            "Agent" means any Registrar, Paying Agent or co-Registrar.

            "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with Section
5.01 and the creation of any Lien not prohibited by Section 4.18; provided, however, that any transaction consummated in compliance with Section 5.01 involving a sale, conveyance, assignment, transfer, lease or other disposal of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and the Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted

Subsidiary; (c) any transaction consummated in compliance with Section 4.06; and
(d) sales of accounts receivable for cash at fair market value.

            "Bankruptcy Law" has the meaning set forth in Section 6.01.

            "Board of Directors" means, as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner (or, if there is more than one general partner of such Person, the general partner or general partners which may take the applicable action pursuant to the partnership agreement of such Person) of such Person) or any duly authorized committee thereof.

            "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

            "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in New York, New York are not required to be open.

            "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

            "Cash Equivalents" means (a) U.S. dollars and any other currency that is convertible into U.S. dollars without legal restrictions and which is utilized by the Company or any of the Restricted Subsidiaries in the ordinary course of its business; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof); (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and
(c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

            "Change of Control" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company): (i) any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of at least 40% of the total voting power of the then outstanding Voting Equity Interests of the Company and the Permitted Holders, as a group, do not own a greater percentage of the total voting power of such Voting Equity Interests; (ii) the Company consolidates with, or merges with or into, another Person or the Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Re-stricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company), other than any such transaction where immediately after such transaction the Person or Persons that "beneficially owned" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) immediately prior to such transaction, directly or indirectly, the then outstanding Voting Equity Interests of the Company "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

            "Change of Control Offer" has the meaning set forth in Section 4.14.

            "Change of Control Offer Date" has the meaning set forth in Section 4.14.

            "Commodity Agreements" means agreements relating to commodity hedges designed to protect against fluctuation in commodity prices.

            "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

            "Consolidated EBITDA" of any Person means, for any period, the Consolidated Net Income of such Person for such period, minus any non-cash item increasing such Consolidated Net Income during such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense of such Person for such period; (ii) Consolidated Interest Expense of such Person for such period; (iii) depreciation expense of such Person for such period; (iv) amortization expense of such Person for such period; and (v) all other non-cash items reducing Consolidated Net Income of such Person for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period).

            "Consolidated Income Tax Expense" means, with respect to any Person for any period, the provision for Federal, state, local and foreign income taxes payable by such Person and the Restricted Subsidiaries of such Person for such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and the Restricted Subsidiaries of such Person for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest, (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and the Restricted Subsidiaries of such Person during such period as determined on a consolidated basis in accordance with GAAP and (iii) dividends and distributions in respect of Disqualified Equity Interests of such Person and the Disqualified Equity Interests and

Preferred Equity Interests of the Restricted Subsidiaries of such Person during such period as determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" of any Person means, for any period, the consolidated net income (loss) of such Person and the Restricted Subsidiaries of such Person; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any other Person if such person is not a Restricted Subsidiary of such Person, except that (A) subject to the limitations contained in clause (iv) below, such Person's equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary of such Person as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary of such Person, to the limitations contained in clause (iii) below) and (B) such Person's equity in a net loss of any such other Person (other than an Unrestricted Subsidiary of such Person) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any such other person acquired by such Person or a Restricted Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary of such Person if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to such Person (other than any restriction permitted by Section 4.16) except that (A) subject to the limitations contained in (iv) below, such Person's equity in the net income of any such Restricted Subsidiary of such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary of such Person as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary of such Person, to the limitation contained in this clause) and (B) such Person's equity in a net loss of any such Restricted Subsidiary of such Person for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any asset of such Person or the Restricted Subsidiaries (including pursuant to any sale leaseback transaction) of such Person that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any other Person;
(v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

            "Consolidated Operating Cash Flow Ratio" of any Person as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of such Person are available (or which would be required to be filed by such Person with the Commission, if such Person were subject to the reporting requirements of the Exchange Act) (the "Four Quarter Period") to (ii) Consolidated Interest Expense of such Person for such Four Quarter Period; provided, however, that (1) if such Person or any Restricted Subsidiary of such Person has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period, and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged during the Four Quarter Period (or thereafter but prior to the date of determination) or to be repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness (or otherwise in connection with the transaction giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio) shall be given pro forma effect as if such repayment, repurchase or discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four

Quarter Period such Person or any Restricted Subsidiary of such Person shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of such Person or any Restricted Subsidiary of such Person repaid, repurchased or otherwise discharged with respect to such Person and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary of such Person are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period such Person or any Restricted Subsidiary (by merger or otherwise) of such Person shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) of such Person or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, or made a Revocation, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period and (4) if since the beginning of such Four Quarter Period any other Person (that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any Restricted Subsidiary of such Person since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(2) or (3) above if made by such Person or a Restricted Subsidiary of such Person during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period (the adjustments referred to in clauses (1) through (4) are referred to as the "Pro Forma Adjustments"). For purposes of the Pro Forma Adjustments, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings and any cost savings relating thereto and the amount of Consolidated Interest Expense, associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Currency and Interest Rate Agreements relating to interest are outstanding applicable to such Indebtedness if such agreement under which such Currency and Interest Rate Agreements are outstanding has a remaining term as at the date of determination in excess of 12 months).

            "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (determined in accordance with Accounting Principles Board Opinion No. 17), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

            "Currency Agreements" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such person or any of its subsidiaries against fluctuations in currency values.

            "Custodian" has the meaning set forth in Section 6.01.

            "Default" means any event that is or would be, with the passage of time or the giving of notice or both, an Event of Default.

            "Default Amount" means the Accreted Value of the Securities, plus accrued and unpaid interest, if any.

            "Depositary" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

            "Designation" has the meaning set forth in Section 4.15.

            "Designation Amount" has the meaning set forth in Section 4.15.

            "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

            "Disqualified Equity Interest" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the maturity date of the Securities.

            "Equity Interest" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

            "Event of Default" has the meaning set forth in Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Exchange Act Report" has the meaning set forth in Section 4.12.

            "Exchange and Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of March 16, 1998, between the Company and the Initial Purchasers, relating to the Securities.

            "Exchange Securities" means the 12% Senior Discount Notes due 2008, Series B, to be issued in exchange for the Initial Securities pursuant to the Exchange and Registration Rights Agreement.

            "Existing Securities" means the Company's 11-7/8% Senior Subordinated Notes due 2002.

            "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase" below.

            "Fair Market Value" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; provided, however, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

            "Final Maturity Date" means March 15, 2008.

            "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

            "Four Quarter Period" has the meaning set forth in the definition of "Consolidated Operating Cash Flow Ratio" above.

            "Fully Traded Common Stock" means Equity Interests issued by any corporation which are listed on either the New York Stock Exchange or the American Stock Exchange or included for trading privileges in the National Market System of the National Association of Securities Dealers Automated Quotation System; provided, however, that (a) either such Equity Interests are freely tradable under the Securities Act (including pursuant to Rule 145(d)(1) thereunder) upon issuance or the holder thereof has contractual registration rights that will permit the sale of such Equity Interests pursuant to an effective registration statement not later than nine months after issuance to the Company or one of its Subsidiaries and (b) such Equity Interests are also so listed or included for trading privileges.

            "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States of America which are applicable at the date of determination and which are consistently applied for all applicable periods.

            "Global Securities" means one or more IAI Global Securities, Regulation S Global Securities and 144A Global Securities.

            "Government Securities" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

            "HCL" has the meaning set forth in the definition of "Permitted Liens" below.

            "Holder" means the registered holder of any Security.

            "IAI Global Security" means a permanent global security in registered form representing the aggregate principal amount at maturity of Securities sold to Institutional Accredited Investors.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guaranty or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

            "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued, for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding (x) earnout or other similar obligations until such time as the amount of such obligation is capable of being determined,
(y) trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or (z) other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capitalized Lease Obligation of such Person; (f) every net obligation under Currency Agreements, Commodity Agreements and Interest Rate Agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through (g) above. Indebtedness
(a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under standby letters of credit to the extent collateralized by cash or Cash Equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; and (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and if such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

            "Indenture" means this Indenture, as amended or supplemented from time to time.

            "Independent Financial Advisor" means a nationally recognized accounting, appraisal, investment banking firm or consultant that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

            "Initial Securities" means the 12% Senior Discount Notes due 2008, Series A, of the Company.

            "Initial Purchasers" means Chase Securities Inc. and Donaldson, Lufkin & Jenrette Securities Corporation.

            "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

            "interest" means, with respect to the Securities, the sum of any cash interest and any Additional Interest on the Securities.

            "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing September 15, 2003.

            "Interest Rate Agreements" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such person or any of its Subsidiaries against fluctuations in interest rates.

            "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

            "Investment" means, with respect to any Person, any direct or indirect loan, advance, guaranty or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. Investment also means, in any event, the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement the value of which is based on fluctuations in currency values, as well as the obligations of any Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement the value of which is based on fluctuations in interest rates. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

            "Investment Company Act" means the Investment Company Act of 1940, as amended.

            "Issue Date" means the closing date for the sale and original issuance of Securities under this Indenture.

            "Lien" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "Net Cash Proceeds" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

            "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

            "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

            "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each Holder at his address appearing in the register for the Securities on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Securities to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least five Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information re-quired by applicable law to be included therein. The Offer shall also contain (or incorporate by reference) information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to this Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Expiration Date and the Purchase Date; (3) the aggregate principal amount at maturity of the outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of this Indenture requiring the Offer to Purchase) (the "Purchase Amount"); (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount at maturity of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price"); (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount at maturity; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that Accreted Value and interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrete and accrue, as the case may be; (8) that on the Purchase Date the Purchase Price will become due and payable upon each Security being accepted for payment pursuant to the Offer to Purchase and that Accreted Value thereon shall cease to accrete and interest thereon shall cease to accrue, as the case may be, on and after the Purchase Date; (9) that each Holder electing to tender all or any portion of a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing); (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or the Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Securities in an aggregate Accreted Value less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate Accreted Value in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount at maturity equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denominations as requested by such Holder, in an aggregate principal amount at maturity equal to and in exchange for the unpurchased portion of the Security so tendered.

            An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

            "Officer" of any Person means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary or Assistant Secretary of such Person.

            "Officers' Certificate" of any Person means a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, that meets the requirements set forth in Sections 13.04 and 13.05 of this Indenture.

            "144A Global Security" means a permanent global security in registered form representing the aggregate principal amount at maturity of Securities sold in reliance on Rule 144A.

            "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel for the Company or the Trustee.

            "Pari Passu Debt" means Indebtedness of the Company (other than the Securities) that does not constitute Subordinated Indebtedness.

            "Pari Passu Debt Pro Rata Share" means the amount of the applicable Net Cash Proceeds obtained by multiplying the amount of such Net Cash Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Net Cash Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate Accreted Value of all Securities outstanding at the time of the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all Pari Passu Debt outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use the applicable Net Cash Proceeds to offer to repay or make an offer to purchase or repay.

            "Participants" has the meaning set forth in Section 2.15.

            "Paying Agent" has the meaning set forth in Section 2.03.

            "Permitted Holder" means (i) each of Arie Genger, his estate, his spouse and his children, (ii) each trust, a majority of whose beneficiaries-in-interest include one or more persons named in clause (i) of this definition and (iii) any Person controlled by one or more persons named in clause (i) of this definition.

            "Permitted Indebtedness" has the meaning set forth in Section 4.04.

            "Permitted Investments" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding; (d) Currency Agreements, Commodity Agreements and Interest Rate Agreements; (e) so long as no Default has occurred and is continuing, investments in non-cash consideration made pursuant to and in compliance with Section 4.05; (f) so long as no Default has occurred and is continuing, any Investment (including minority interests and Investments in Unrestricted Subsidi-aries) such that, after giving effect to such Investment, the aggregate amount (at cost) of all outstanding Investments made pursuant to this clause would not exceed 5% of the Company's Consolidated Tangible Assets as of the date of the most recent consolidated balance sheet of the Company; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment made with the proceeds from an Investment of the type set forth in clauses (f) and (g) above, and any Investment made with the proceeds from an Investment made pursuant to this clause (h); (i) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; and (j) any Investment in non-U.S. currencies received or utilized by the Company or a Restricted Subsidiary in the ordinary course of business.

            "Permitted Liens" means (a) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (b) Liens existing on the Issue Date; (c) Liens securing only the Securities and or the Senior Notes pursuant to the terms of this Indenture and/or the Senior Notes Indenture as in effect on the Issue Date; (d) Liens in favor of the Company; (e) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (f) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries;
(g) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (h) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets; provided, however, that (i) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (ii) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (iii) the Incurrence of such Indebtedness is permitted by Section
4.04 and (iv) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (i) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness (or commitments to lend) secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (j) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; (k) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary; and
(l) Liens on the Equity Interests of Haifa Chemicals Ltd., an Israeli corporation ("HCL"); provided that at the time of the incurrence of any such Lien, the aggregate amount of Indebtedness secured by such Equity Interests shall not exceed the amount equal to (x) if prior to December 31, 2001, $40.0 million or (y) if on or after December 31, 2001, the greater of (i) $40.0 million or (ii) the Consolidated EBITDA of HCL for the four quarter period of the most recent four fiscal quarters ending prior to the date of determination for which financial statements are available (or which would be required to be filed by HCL with the Commission if HCL were subject to the reporting requirements of the Exchange Act), giving effect to the adjustments to Consolidated EBITDA, referred to in clauses (2) through (4) of the Pro Forma Adjustments.

            "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Physical Securities" means one or more certificated Securities in registered form.

            "Preferred Equity Interest" in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

            "principal" of a debt security means the principal of the security, plus, when appropriate, the premium, if any, on the security.

            "Private Placement Legend" means the legend initially set forth on the Initial Securities in the form set forth on Exhibit A hereto.

            "Private Senior Discount Exchange Notes" has the meaning provided in the Exchange and Registration Rights Agreement.

            "Pro Forma Adjustments" has the meaning set forth in the definition of "Consolidated Operating Cash Flow Ratio".

            "Public Equity Offering" means, with respect to the Company, an underwritten primary public offering of Qualified Equity Interests of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

            "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding Qualified Equity Interests of the Company has been distributed by means of an effective registration statement under the Securities Act.

            "Purchase Agreement" means the Purchase Agreement, dated as of March 11, 1998, between the Company and the Initial Purchasers.

            "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase" above.

            "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

            "Purchase Money Indebtedness" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refi-nancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

            "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase" above.

            "Qualified Equity Interest" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

            "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

            "Redemption Date" means the date fixed for redemption of the applicable Security.

            "redemption price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture as set forth in the applicable form of Security annexed hereto.

            "refinancing" has the meaning set forth in Section 4.04.

            "Registered Exchange Offer" has the meaning provided in the Exchange and Registration Rights Agreement.

            "Registrar" has the meaning set forth in Section 2.03.

            "Registration" means a registered exchange offer for the Securities by the Company or other registration of the Securities under the Securities Act pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.

            "Regulation S Global Security" means a global security in registered form representing the aggregate principal amount at maturity of Securities sold pursuant to Regulation S under the Securities Act.

            "Required Filing Dates" has the meaning set forth in Section 4.12.

            "Restricted Investment" means an Investment other than a Permitted Investment.

            "Restricted Payment" has the meaning set forth in Section 4.06.

            "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

            "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to Section 4.15. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

            "Revocation" has the meaning set forth in Section 4.15.

            "Rule 144A" means Rule 144A under the Securities Act.

            "SEC" or "Commission" means the Securities and Exchange Commission.

            "Securities" means, collectively, the Initial Securities, the Private Senior Discount Exchange Notes and the Unrestricted Securities treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Senior Notes" means the $100,000,000 10 3/4% Senior Notes due 2008 issued under the Senior Notes Indenture.

            "Senior Notes Indenture" means the Indenture, dated as of March 16, 1998, between the Company and State Street Bank and Trust Company, as trustee, relating to the Senior Notes.

            "Significant Restricted Subsidiary" means a Restricted Subsidiary that is a "significant subsidiary" within the meaning of Article 1, Rule 1-02 of Regulation S-X under the Securities Act.

            "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

            "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Securities.

            "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

            "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 10.03) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA.

            "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

            "Trust Officer" means any officer within the corporate trust division (or any successor group of the Trustee) including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at that time shall be such officers, and also means, with respect to a particular cor-porate trust matter, any other officer to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

            "United States Government Obligations" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

            "Unrestricted Securities" means one or more Securities that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Securities and any Securities registered under the Securities Act pursuant to and in accordance with the Exchange and Registration Rights Agreement.

            "Unrestricted Subsidiary" means any Subsidiary of the Company designated as such pursuant to Section 4.15. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

            "Unutilized Net Proceeds" has the meaning set forth in Section 4.05.

            "Voting Equity Interests" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the Holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying the (i) amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

            "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

            Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the SEC.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company or any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03. Rules of Construction.

            Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect from time to time, and any other reference in this Indenture to "generally accepted accounting principles" refers to GAAP;

            (3) "or" is not exclusive;

            (4) words in the singular include the plural, and words in the plural include the singular;

            (5) provisions apply to successive events and transactions; and

            (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01. Form and Dating.

            The Initial Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its issuance and shall show the date of its authentication. Global Securities shall bear the legend set forth in Exhibit C hereto. The aggregate principal amount at maturity of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

SECTION 2.02. Execution and Authentication.

            Two Officers, including no more than one signing solely as Assistant Secretary, shall sign, or one Officer (other than as an Assistant Secretary) shall sign and the Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Officer's signature, the Securities for the Company by manual or facsimile signature.

            If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

            The Trustee shall authenticate (i) Initial Securities for original issue in an aggregate principal amount at maturity not to exceed $135,000,000,
(ii) Private Senior Discount Exchange Notes from time to time only in exchange for a like principal amount at maturity of Initial Securities and (iii) Unrestricted Securities from time to time in exchange for (A) a like principal amount at maturity of Initial Securities or (B) a like principal amount at maturity of Private Senior Discount Exchange Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities, Private Senior Discount Exchange Notes or Unrestricted Securities and whether the Securities are to be issued as Physical Securities or Global Securities and such other information as the Trustee may reasonably request. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed $135,000,000, except as provided in Sections 2.07 and 2.08.

            Notwithstanding the foregoing, all Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote or consent) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company and Affiliates of the Company.

            The Securities shall be issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof.

SECTION 2.03. Registrar and Paying Agent.

            The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar"), (b) Securities may be presented or surrendered for payment (the "Paying Agent") and
(c) notices and demands in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company, upon notice to the Trustee, may appoint one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. Except as provided herein, the Company may act as Paying Agent, Registrar or co-Registrar.

            The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fail to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.07.

            The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

SECTION 2.04. Paying Agent To Hold Assets in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of Accreted Value or principal of or interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent (if other than the Company), the Paying Agent shall have no further liability for such assets. If the Company or any of its Affiliates acts as Paying Agent, it shall, on or before each due date of the Accreted Value or principal of or interest on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the Accreted Value or principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

SECTION 2.05. Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five days before each Interest Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.06. Transfer and Exchange.

            Subject to the provisions of Sections 2.15 and 2.16, when Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount at maturity of Securities of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trus-tee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith payable by the transferor or transferee of such Securities (other than any such transfer taxes or other governmental charge payable upon exchanges or transfers pursuant to the fourth paragraph of Section 2.02 and Sections 2.10, 3.06, 4.05, 4.14, or 10.05). The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three hereof, except the unredeemed portion of any Security being redeemed in part.

            Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary. Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest in a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in a book entry.

SECTION 2.07. Replacement Securities.

            If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Company or the Trustee, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel.

            Every replacement Security is an additional obligation of the Company.

SECTION 2.08. Outstanding Securities.

            Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Subject to Section 2.09, a Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

            If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

            If on a Redemption Date, Purchase Date or the Final Maturity Date the Paying Agent holds money sufficient to pay all of the Accreted Value or principal and interest due on the Securities payable on that date, and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Treasury Securities.

            In determining whether the Holders of the required principal amount at maturity of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded.

            The Company shall notify the Trustee, in writing, when the Company or any of its Affiliates repurchases or otherwise acquires Securities and of the aggregate principal amount at maturity of such Securities so repurchased or otherwise acquired.

SECTION 2.10. Temporary Securities.

            Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Securities to be authenticated and the date on which the temporary Securities are to be authenticated.

            Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Securities in exchange for temporary Securities.

SECTION 2.11. Cancellation.

            The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel, and at the written direction of the Company, dispose of and deliver evidence of such disposal of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this
Section 2.11.

SECTION 2.12. Defaulted Interest.

            The Company shall pay interest on overdue principal from time to time on demand at the rate of interest then borne by the Securities. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Securities.

            If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Hold-ers on a subsequent special record date, which date shall be the fifteenth day preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

            Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(ii) shall be paid to Holders as of the Interest Record Date for the Interest Payment Date for which interest has not been paid.

SECTION 2.13. CUSIP Number.

            The Company in issuing the Securities will use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any changes in CUSIP numbers.

SECTION 2.14. Deposit of Moneys.

            Prior to 10:00 a.m. New York City time on each Interest Payment Date, Redemption Date, Purchase Date and the Final Maturity Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Purchase Date or Final Maturity Date, as the case may be.

SECTION 2.15. Book-Entry Provisions for Global Securities.

            (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit C hereto.

            Members of, or participants in, the Depositary ("Participants") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

            (b) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16; provided, however, that Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Deposi-tary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Security and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Physical Securities.

            (c) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount at maturity of Physical Securities of authorized denominations.

            (d) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

            (e) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.16. Registration of Transfers and Exchanges.

            (a) Transfer and Exchange of Physical Securities. When Physical Securities are presented to the Registrar or co-Registrar with a request:

            (i) to register the transfer of the Physical Securities; or

            (ii) to exchange such Physical Securities for an equal principal amount at maturity of Physical Securities of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this
Section 2.16 for such transactions are met; provided, however, that the Physical Securities presented or surrendered for Registration of transfer or exchange:

            (I) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (II) in the case of Physical Securities the offer and sale of which have not been registered under the Securities Act, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A) if such Physical Security is being delivered to the Registrar or co-Registrar by a Holder for Registration in the name of such Holder, without transfer, a certification from such Holder to that effect (substantially in the form of Exhibit D hereto); or

            (B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit D hereto); or

            (C) if such Physical Security is being transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and a transferee letter of representation (substantially in the form of Exhibit E hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such Physical Security is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E) if such Physical Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

            (b) Restrictions on Transfer of a Physical Security for a Beneficial Interest in a Global Security. A Physical Security the offer and sale of which has not been registered under the Securities Act may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Physical Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

            (A) certification (substantially in the form of Exhibit D hereto) that such Physical Security is being transferred (I) to a QIB or (II) to an Accredited Investor and, with respect to (II), at the option of the Company, an Opinion of Counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act; and

            (B) written instructions directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security, then the Registrar or co-Registrar shall cancel such Physical Security and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the principal amount at maturity of Securities represented by the applicable Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall, unless either of the events in the proviso to Section 2.15(b) have occurred and are continuing, issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate such a Global Security in the appropriate principal amount at maturity.

            (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or Co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the Registration of transfer of an interest in a Global Security to another type of Global Security, together with the applicable Global Securities (or, if the applicable type of Global Security required to represent the interest as requested to be transferred is not then outstanding, only the Global Security representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Securities (or Global Security) and the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate new Global Securities of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount at maturity of Securities represented by such types of Global Securities, giving effect to such transfer. If the applicable type of Global Security required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Security of such type in principal amount at maturity equal to the principal amount at maturity of the interest requested to be transferred.

            (d) Transfer of a Beneficial Interest in a Global Security for a Physical Security.

            (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Physical Security; provided, however, that prior to the Registration, a transferee that is a QIB or Institutional Accredited Investor may not exchange a beneficial interest in Global Security for a Physical Security. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person (subject to the previous sentence) having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Securities the offer and sale of which have not been registered under the Securities Act, the following additional information and documents:

            (A) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (B) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit D hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the aggregate principal amount at maturity of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Physical Security in the appropriate principal amount at maturity.

            (ii) Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

            (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture, a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration); or (iii) the date of such transfer, exchange or replacement is two years after the later of
(x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144 under the Securities Act) of the Company was the owner of such Securities (or any predecessor thereto).

            (g) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

            Each Holder of a Security agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Participants or beneficial owners of interest in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01. Notices to Trustee.

            If the Company wants to redeem Securities pursuant to paragraph 5 or 6 of the Securities at the applicable redemption price set forth thereon, they shall notify the Trustee in writing of the Redemption Date and the principal amount at maturity of Securities to be redeemed. The Company shall give such notice to the Trustee at least 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

SECTION 3.02. Selection of Securities To Be Redeemed.

            If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and appropriate.

            The Trustee may select for redemption portions of the principal amount at maturity of Securities that have denominations equal to or larger than $1,000 principal amount at maturity. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount at maturity or integral multiples thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

            If a partial redemption is made with the net cash proceeds of a Public Equity Offering by the Company, selection of the Securities or portions thereof for redemption will be made by the Trustee only on a pro rata basis or as nearly a pro rata basis as is practicable (subject to the procedures of the Depository Trust Company), unless such method is otherwise prohibited.

SECTION 3.03. Notice of Redemption.

            At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Securities are to be redeemed at such Holder's registered address.

            Each notice of redemption shall identify the Securities to be redeemed (including the CUSIP number thereon) and shall state:

            (1) the Redemption Date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent to which the Securities are to be surrendered for redemption;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (5) that, unless the Company defaults in making the redemption payment, Accreted Value or interest on Securities called for redemption ceases to accrete or accrue, as the case may be, on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the redemption price upon surrender to the Paying Agent; and

            (6) if any Security is being redeemed in part only, the portion of the principal amount at maturity of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount at maturity equal to the unredeemed portion thereof will be issued.

            At the Company's request, the Trustee shall give the notice of redemption on behalf of the Company, in the Company's name and at the Company's expense.

SECTION 3.04. Effect of Notice of Redemption.

            Once a notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest thereon, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable to the Holders of record at the close of business on the relevant Interest Record Date.

SECTION 3.05. Deposit of Redemption Price.

            Prior to 10:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company is Paying Agent, shall, on or before the Redemption Date, segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, if any, on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

            If any Security surrendered for redemption in the manner provided in the Securities shall not be so paid on the Redemption Date due to the failure of the Company to deposit with the Paying Agent money sufficient to pay the redemption price thereof, the principal and accrued and unpaid interest, if any, thereon shall, until paid or duly provided for, bear interest as provided in Sections 2.12 and 4.01 with respect to any payment default.

SECTION 3.06. Securities Redeemed in Part.

            Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate and deliver at the expense of the Company to the Holder a new Security equal in principal amount at maturity to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01. Payment of Securities.

            The Company shall pay the Accreted Value or principal of and interest on the Securities in the manner provided in the Securities and the Exchange and Registration Rights Agreement. An installment of Accreted Value or principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or any of its Affiliates) holds on that date money designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

            The Company shall pay cash interest on overdue principal at the same rate per annum borne by the Securities. The Company shall pay cash interest on overdue installments of interest at the same rate per annum borne by the Securities, to the extent lawful, as provided in Section 2.12.

SECTION 4.02. Maintenance of Office or Agency.

            The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13. The Company hereby initially designates the Trustee at its address set forth in
Section 13.02 as their office or agency in The Borough of Manhattan, The City of New York, for such purposes.

SECTION 4.03. Limitations on Transactions with Affiliates.

            The Company shall not, and shall not permit, cause or suffer any Restricted Subsidiary to, conduct any business or enter into any transaction or series of related transactions with or for the benefit of any of its Affiliates or any beneficial holder of 10% or more of any class of Equity Interests of the Company or any officer or director of the Company or any Restricted Subsidiary (each, an "Affiliate Transaction"), except on terms that are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. Each Affiliate Transaction involving aggregate payments or other property having a Fair Market Value in excess of $2.5 million shall be approved by the Board of Directors of the Company, such approval to be evidenced by a resolution of such Board of Directors stating that such Board of Directors (including a majority of the disinterested directors) has determined that such transaction complies with the foregoing provisions. In addition to the foregoing, with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million or more, the Company must obtain a written opinion from an Independent Financial Advisor stating that the terms of such Affiliate Transaction to the Company or the Restricted Subsidiary, as the case may be, are fair from a financial point of view.

            Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and/or any of the Restricted Subsidiaries; provided, however, in any such case, no officer, director or beneficial holder of 10% or more of any class of Equity Interests of the Company shall beneficially own any Voting Stock of any such Restricted Subsidiary (other than by reason of its ownership of Equity Interests of the Company), (ii) transactions between or among Restricted Subsidiaries, (iii) any Restricted Payment permitted under
Section 4.06, (iv) directors' fees, indemnification and similar arrangements, officers' indemnification, employee stock option or employee benefit plans, employee salaries and bonuses, employment agreements or legal fees paid or created in the ordinary course of business and (v) payments pursuant to arrangements as in effect on the Issue Date.

SECTION 4.04. Limitation on Additional Indebtedness.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of any Indebtedness or issue any Disqualified Equity Interests, except for Permitted Indebtedness, unless, after giving pro forma effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Company's Consolidated Operating Cash Flow Ratio would be greater than or equal to 2.0 to 1.0.

            The foregoing limitations will not apply to the Incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which will be given independent effect: (a) Indebtedness under (x) the Securities and this Indenture and (y) the Senior Notes and the Senior Notes Indenture; (b) outstanding Indebtedness on the Issue Date (other than Existing Securities purchased with the net proceeds of the Securities), and Indebtedness which may be incurred pursuant to commitments in effect on the Issue Date; provided, however, that Indebtedness incurred pursuant to this clause (b) shall not exceed $280 million (plus the amount of Existing Securities which remain unpurchased after the Issue Date) in the aggregate at any one time outstanding (which amount shall be reduced to the extent any such Indebtedness is refinanced pursuant to clause (f) below (it being understood that the replacement of a lending commitment (or portion thereof) to the Company or a Restricted Subsidiary under which (or as to the portion of which) no Indebtedness is outstanding at the time of such replacement with another lending commitment to the Company or such Restricted Subsidiary, respectively, shall not be considered a "refinancing" reducing such amount of Indebtedness which may be incurred pursuant to this clause (b)); (c) (x) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary and (y) Indebtedness of the Company owed to and held by any Restricted Subsidiary; provided, however, that the Indebtedness Incurred pursuant to this subclause (y) is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities; provided, further, however, that an Incurrence of Indebtedness that is not permitted by this clause (c) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or any Restricted Subsidiary) and
(ii) the designation of a Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary; (d) Interest Rate Agreements, Commodity Agreements and Currency Agreements of the Company and the Restricted Subsidiaries; (e) Purchase Money Indebtedness and Capitalized Lease Obligations of the Company or any Restricted Subsidiary in an amount not to exceed $10.0 million outstanding at any time (which amount shall be reduced to the extent any such Purchase Money Indebtedness or Capitalized Lease Obligation is refinanced pursuant to clause (f) below); (f) Indebtedness of the Company or a Restricted Subsidiary to the extent representing a replacement, renewal, refinancing or extension (collectively, a "refinancing") of outstanding Indebtedness Incurred in compliance with the Consolidated Operating Cash Flow Ratio of the first paragraph of this covenant or clause (a),
(b), (e), (f) or (g) of this paragraph of this covenant; provided, however, that
(i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness or Disqualified Equity Interests being refinanced, plus the amount of accrued interest or dividends thereon, plus the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith,

(ii) Indebtedness representing a refinancing of Indebtedness of the Company shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced and (iii)
(A) Indebtedness of the Company may only be refinanced with other Indebtedness or Disqualified Equity Interests of the Company and (B) Disqualified Equity Interests of the Company may only be refinanced with other Disqualified Equity Interests of the Company; (g) Indebtedness not to exceed $80 million outstanding at any time (which amount shall be reduced to the extent any such Indebtedness is refinanced pursuant to clause (f) above) to the extent the proceeds thereof are used to fund capital expenditures at HCL and its Subsidiaries, of which not more than $50 million will be incurred in any calendar year; and (h) in addition to the items referred to in clauses (a) through (g) above, Indebtedness of the Company or any Restricted Subsidiary having an aggregate principal amount not to exceed $15.0 million outstanding at any time.

SECTION 4.05. Disposition of Proceeds of Asset Sales.

            The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale, unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) 75% of such consideration consists of cash, Cash Equivalents or Fully Traded Common Stock; provided, however, that to the extent that any Fully Traded Common Stock is received pursuant to such Asset Sale and required to satisfy the 75% requirement of this clause (b), the Fair Market Value of such Fully Traded Common Stock as of the date of disposition shall be treated as Net Cash Proceeds for all purposes of this covenant. The amount of any (i) Indebtedness of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries (but shall not be deemed Net Cash Proceeds for purposes of this covenant) and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

            The Company or such Restricted Subsidiary, as the case may be, may
(i) apply an amount of cash equal to the Net Cash Proceeds of any Asset Sale within 365 days (or 180 days in the case of any amount represented by any Fully Traded Common Stock that has not been converted into cash by such 180th day) of receipt thereof to repay Indebtedness of a Restricted Subsidiary, (ii) commit in writing to acquire, construct or improve operating properties and capital assets to be used by the Company or a Restricted Subsidiary and so apply an amount of cash equal to such Net Cash Proceeds within 365 days (or 180 days in the case of any amount represented by any Fully Traded Common Stock that has not been converted into cash by such 180th day) after the receipt thereof or (iii) apply an amount of cash equal to the Net Cash Proceeds of such Asset Sale within 365 days (or 180 days in the case of any amount represented by any Fully Traded Common Stock that has not been converted into cash by such 180th day) of receipt thereof to repay either (x) the Securities or (y) Pari Passu Debt not exceeding the Pari Passu Debt Pro Rata Share; provided, that the application of such proceeds pursuant to this clause (iii) may be delayed such that the application is contemporaneous with the closing of an Asset Sale Offer.

            The amount of cash equal to all or part of the Net Cash Proceeds of any Asset Sale that are not applied within 365 days (or 180 days) of such Asset Sale (or, in the case of clause (iii) of the immediately preceding paragraph, to be applied contemporaneously with the closing of an Asset Sale Offer) as described in clause (i), (ii) or (iii) of the immediately preceding paragraph shall constitute "Unutilized Net Proceeds."

When the aggregate amount of Unutilized Net Proceeds exceeds $5.0 million, the Company shall make an Offer to Purchase outstanding Securities up to a maximum principal amount or Accreted Value, as the case may be, of Securities equal to such Unutilized Net Proceeds, at a purchase price in cash equal to 100% of the principal amount or Accreted Value, as the case may be, thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date.

            To the extent that the aggregate amount of Securities tendered for repayment pursuant to the Asset Sale Offer is less than the Net Cash Proceeds available for such offer, such deficiency may be used for general corporate purposes. If the aggregate amount of Securities validly tendered exceeds the Net Cash Proceeds available for such offer, Securities to be purchased will be selected on a pro rata basis or as nearly pro rata as practicable.

            In the event that the Company makes an Offer to Purchase the Securities, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of this Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

            Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount at maturity and subject to any proration among tendering Holders as described above.

SECTION 4.06. Limitation on Restricted Payments.

            The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company (other than any (x) dividend or distribution consisting of Equity Interests of an Unrestricted Subsidiary or consisting of property or assets of an Unrestricted Subsidiary which are dividended or otherwise transferred to the Company contemporaneously with such property or assets being dividended or distributed by the Company or (y) dividends, distributions and payments made to any Restricted Subsidiary and dividends or distributions payable to any person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company (other than any such Equity Interests owned by any Restricted Subsidiary); or (iii) make any Investment (other than Permitted Investments) in any person (other than in the Company, any Restricted Subsidiary or a person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment) (any such payment or any other action (other than any exception thereto) described in (i) through (iii), a "Restricted Payment"), unless (a) no Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment; (b) immediately after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Operating Cash Flow Ratio described under Section 4.04; and (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum, without duplication, of (1) 50% of cumulative Consolidated Net Income of the Company determined for the period (taken as one period) from the beginning of the fiscal quarter which includes the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (2) the aggregate net cash proceeds received by the Company from contributions to its common equity capital and from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), plus (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with Section 4.15, the Company's proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), minus
(6) the greater of (x) $0 and (y) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with Section 4.15.

      The provisions of this covenant shall not prohibit (i) the payment of any dividend or other distribution (x) within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture or (y) consisting of the net proceeds to the Company or a Restricted Subsidiary from the disposition of the Equity Interests of an Unrestricted Subsidiary; (ii) so long as no Default has occurred and is continuing, the purchase, redemption, retirement or other acquisition of any shares of Equity Interests of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary of the Company) of shares of Qualified Equity Interests of the Company or contributions to the common equity capital of the Company; provided, however, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (iii) so long as no Default has occurred and is continuing, the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds from the issue or sale (other than to a Subsidiary) of Qualified Equity Interests of the Company or contributions to the common equity capital of the Company; (iv) the purchase; redemption or other acquisition, cancellation or retirement for value of Equity Interests held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment not to exceed $1.0 million in any fiscal year; (v) so long as no Default has occurred and is continuing, dividends to TPR Investment Associates, Inc. (or its successors(s)) in an amount not to exceed $5.0 million in any year; provided, however, that to the extent such dividends in any year are less than $5.0 million, the amount less than $5.0 million may be paid in any subsequent year, but no such dividends paid in any year pursuant to this clause (v) shall exceed $10.0 million in any year; provided, further, however, that the aggregate amount of dividends incurred pursuant to this clause (v) shall not exceed $20.0 million in the aggregate; and (vi) other Restricted Payments not to exceed $5.0 million in the aggregate. In determining the amount of Restricted Payments permissible under this covenant, amounts expended under clauses (i)(x), (iv), (v) and (vi) of this paragraph after the Issue Date shall (without duplication) be included as

Restricted Payments. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

SECTION 4.07. Existence.

            Subject to Article Five, the Company shall do or shall cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, partnership or other entity.

SECTION 4.08. Payment of Taxes and Other Claims.

            The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or property of the Company or any Restricted Subsidiary and (2) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability, or Lien upon the property, of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

SECTION 4.09. Notice of Defaults.

            (a) In the event that any Indebtedness of the Company or any of its Subsidiaries is declared due and payable before its maturity because of the occurrence of any default (or any event which, with notice or lapse of time, or both, would constitute such a default) under such Indebtedness, the Company shall promptly give written notice to the Trustee of such declaration, the status of such default or event and what action the Company is taking or proposes to take with respect thereto.

            (b) Upon becoming aware of any Default or Event of Default, the Company shall promptly deliver an Officers' Certificate to the Trustee specifying the Default or Event of Default.

SECTION 4.10. Maintenance of Properties and Insurance.

            (a) The Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.10 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary.

            (b) The Company shall maintain, and shall cause the Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss and workers' compensation insurance.

SECTION 4.11. Compliance Certificate.

            The Company shall deliver to the Trustee within 90 days after the close of each fiscal year a certificate signed by the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company has been made under the supervision of the signing officers with a view to determining whether a Default or Event of Default has occurred and whether or not the signers know of any Default or Event of Default by the Company that occurred during such fiscal year. If they do know of such a Default or Event of Default, the certificate shall describe all such Defaults or Events of Default, their status and the action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered by the Company pursuant to this Section 4.11 shall be for the fiscal year ending December 31, 1998.

SECTION 4.12. Reports to Holders.

            Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provisions thereto, the Company will file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would be required to file with the SEC pursuant to such Section 13(a) or 15(d) (each, an "Exchange Act Report"), or any successor provision thereto, if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would be required to file such documents if the Company were so subject. If, at any time prior to the consummation of the Registered Exchange Offer when the Company is not subject to such Section 13(a) or 15(d), the information which would be required in an Exchange Act Report is included in a public filing of the Company under the Securities Act at the applicable Required Filing Date, such public filing will fulfill the filing requirement with the SEC with respect to the applicable Exchange Act Report. The Company will also in any event (a) within 15 days after each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the register of the Securities, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted (or, prior to the consummation of the Registered Exchange Offer, when the Company is not subject to Section 13(a) or 15(d) of the Exchange Act), information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Securities remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Securities, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such Holder.

SECTION 4.13. Waiver of Stay, Extension or Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the Accreted Value or principal of and/or interest, if any, on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.14. Change of Control.

            (a) Following the occurrence of a Change of Control, the Company shall notify Holders of the Securities of such occurrence in the manner prescribed by this Indenture and shall make an offer to purchase (the "Change of Control Offer"), on a business day (the "Change of Control Offer Date") not later than 60 days following the Change of Control Date, all Securities then outstanding at a purchase price equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest, if any, to the date of purchase. Each Holder shall be entitled to tender all or any portion of the securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount at maturity.

            (b) Notice of a Change of Control Offer shall be given to Holders of the Securities, not less than 25 days nor more than 45 days before the date of purchase. The Company's obligations may be satisfied if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

            (c) On or prior to the Purchase Date specified in the Offer to Purchase, the Company shall (i) accept for payment all Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.04, money sufficient to pay the Purchase Price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee for cancellation all Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted, payment in an amount equal to the Purchase Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to each Holder of Securities a new Security or Securities equal in principal amount at maturity to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.

            (d) If the Company makes a Change of Control Offer, the Company shall comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Securities are listed, and any violation of the provisions of this Indenture relating to such Change of Control Offer occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

SECTION 4.15. Limitation on the Designation of Unrestricted Subsidiaries.

            The Company may designate after the Issue Date any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

            (i) no Default has occurred and is continuing at the time of or after giving effect to such Designation;

            (ii) at the time of and after giving effect to such Designation, the Company could incur $1.00 of additional Indebtedness under the Consolidated Operating Cash Flow Ratio described under Section 4.04;

            (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of such Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of
      Section 4.06 in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's aggregate Investment in such Subsidiary on such date; and

            (iv) such Designation would not relate to all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis).

            Notwithstanding the foregoing provisions of this covenant, the Company shall be permitted to designate any Subsidiary which owns only Equity Interests of Laser Industries Limited (or the securities of ESC Medical Systems Ltd. receivable upon exchange thereof) to be an Unrestricted Subsidiary and the Designation Amount with respect thereto shall be zero. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guaranty, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the Holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guaranty given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary.

            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if: (i) no Default has occurred and is continuing at the time of and after giving effect to such Revocation; (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred; and (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted under Section 4.03 as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

SECTION 4.16. Limitations on Dividends and Other Payment Restrictions Affecting
              Restricted Subsidiaries.

            The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Equity Interests or any other interest or participation in, or measured by, its profits owned by the Company or any Restricted Subsidiary, (b) pay any Indebtedness owed to the Company or a Restricted Subsidiary, (c) make any Investment in the Company or any Restricted Subsidiary or (d) transfer any of its property or assets to the Company or to any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any agreement of the Company or a Restricted Subsidiary existing on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof (including with respect to any Indebtedness outstanding on the Issue Date and any commitment to provide Indebtedness outstanding on the Issue Date); provided, however, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the agreement being amended, restated, renewed, replaced or refinanced; (ii) applicable law; (iii) any agreement of a Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent Indebtedness was incurred by such Person in connection with, as a result of or in contemplation of such acquisition) and any amendments, extensions, renewals, replacements or refinancings thereof which are no more restrictive than those in effect at the time of acquisition; provided, further, however, that such encumbrances and restrictions are not applicable to any Restricted Subsidiary, or the properties or assets of any Restricted Subsidiary, other than the acquired Person; (iv) customary non-assignment provisions in leases, licenses or similar agreements entered into in the ordinary course of business; (v) Purchase Money Indebtedness that only imposes encumbrances and restrictions on the property or Person acquired or on the stock or assets of a Restricted Subsidiary which owns only the property or Person acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; provided, further, however, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with Section
4.05 to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (f) of the second paragraph of Section 4.04; provided, further, however, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) this Indenture; (ix) any agreement governing Indebtedness of a Restricted Subsidiary incurred by such Restricted Subsidiary in connection with an Acquisition or the transaction pursuant to which it became a Restricted Subsidiary; provided, further, however, that in calculating Consolidated Net Income for any purpose under this Indenture (including for the purpose of determining whether such Indebtedness of such Restricted Subsidiary can be incurred), the net income of such Restricted Subsidiary shall be excluded from Consolidated Net Income except to the extent such net income would be permitted to be distributed to the Company or another Restricted Subsidiary pursuant to the terms of the agreement governing such Indebtedness; or (x) contained in any other indenture governing debt securities that are no more restrictive than those contained in this Indenture.

SECTION 4.17. Limitation on the Sale or Issuance of Preferred Equity Interests
              of Restricted Subsidiaries.

            The Company shall not sell any Preferred Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary to issue any of its Preferred Equity Interests or sell any Preferred Equity Interests of another Restricted Subsidiary (other than to the Company or to a Wholly Owned Restricted Subsidiary), unless the Company would be permitted to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under Section 4.04.

SECTION 4.18. Limitation on Liens.

            The Company shall not, directly or indirectly, Incur or suffer to exist any Liens of any kind against or upon any of its properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless effective provision is made contemporane-ously therewith to secure the Securities and all other amounts due under this Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Securities, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for Permitted Liens.

SECTION 4.19. Limitation on Status as Investment Company.

            The Company shall not, and shall not permit any of the Restricted Subsidiaries or controlled Affiliates to, conduct its business in a fashion that would cause the Company to be required to register as an "investment company" (as that term is defined in the Investment Company Act), or otherwise become subject to regulation under the Investment Company Act. For purposes of establishing the Company's compliance with this provision, any exemption which is or would become available under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act will be disregarded.

SECTION 4.20. Calculation of Original Issue Discount.

            The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                  ARTICLE FIVE

                               MERGERS; SUCCESSORS

SECTION 5.01. Mergers, Sale of Assets, etc.

            The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on the Securities and the performance and observance of every covenant of this Indenture and the Exchange and Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default has occurred and is continuing; and (iii) immediately after giving effect to any such transaction including the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a pro forma basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Operating Cash Flow Ratio of the first paragraph of Section 4.04.

            Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or to a Restricted Subsidiary.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interests of which constitute all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

            In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indentures in respect thereof comply with the requirements under this Indenture.

SECTION 5.02. Successor Substituted.

            In the event of any transaction (other than a lease) described in and complying with the conditions listed in Section 5.01 in which the Company is not the Successor Company and the Successor Company is to assume all the Obligations of the Company under the Securities, this Indenture and the Exchange and Registration Rights Agreement pursuant to a supplemental indenture, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company shall be discharged and released from its Obligations under this Indenture and the Securities.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

SECTION 6.01. Events of Default.

            Each of the following shall be an "Event of Default" for purposes of this Indenture:

            (i) a default in the payment of the Accreted Value or principal, as the case may be, of or premium, if any, on the Securities when due, at maturity, upon redemption or otherwise (including pursuant to a Change of Control Offer or an Asset Sale Offer);

            (ii) a default in the payment of interest on the Securities when it becomes due and payable and the continuance of such a default for a period of 30 days or more;

            (iii) (A) the failure to comply with the covenant described under
      Section 5.01 or (B) the failure to comply with any other covenant or other term in this Indenture (other than those specified in clause (i) or (ii)) immediately above and such default, in the case of this clause (iii), continues for a period of 45 days after notice to the Company thereof by the Trustee or to the Company and the

      Trustee by Holders of at least 25% of the aggregate principal amount at maturity of the Securities then outstanding;

            (iv) (A) the failure to pay, following any applicable grace period, any installment of principal due (whether at maturity or otherwise) under one or more classes or issues of Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount of $5.0 million or more or (B) the failure by the Company or any Restricted Subsidiary to perform any other term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount of the equivalent of $5.0 million or more and, in the case of this clause (B), such failure results in an acceleration of the maturity thereof;

            (v) one or more final non-appealable judgments, orders or decrees for the payment of money shall be entered in an amount or amounts of $5.0 million or more, either individually or in the aggregate, against the Company or any Restricted Subsidiary or any of their respective properties and shall not be discharged or satisfied within 45 days;

            (vi) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) admits in writing its inability to pay its debts generally as they become due; (b) commences a voluntary case or proceeding; (c) consents to the entry of an order for relief against it in an involuntary case or proceeding; (d) consents or acquiesces in the institution of a bankruptcy or insolvency proceeding against it; (e) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (f) makes a general assignment for the benefit of its creditors, or any of them takes any action to authorize or effect any of the foregoing; or

            (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding; (b) appoints a Custodian of the Company or any Significant Restricted Subsidiary for all or substantially all of its property; or (c) orders the liquidation of the Company or any Significant Restricted Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 days; provided, however, that if the entry of such order or decree is appealed and dismissed on appeal, then the Event of Default hereunder by reason of the entry of such order or decree shall be deemed to have been cured.

            The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

SECTION 6.02. Acceleration.

            If an Event of Default with respect to the Securities (other than an Event of Default specified in clause (vi) or (vii) of Section 6.01 with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities by notice in writing to the Company (and to the Trustee if given by the Holders) may declare the Default Amount on all outstanding Securities to be due and payable immediately and, upon any such declaration, such Accreted Value or principal (and premium, if any) and accrued interest, if any, notwithstanding anything contained in this Indenture or the Securities to the contrary, shall become immediately due and payable.

            If an Event of Default specified in clause (vi) and (vii) of Section
6.01 with respect to the Company occurs and is continuing, then the Default Amount on all outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

            After a declaration of acceleration, but before a judgment or decree of the money due in respect of the Securities has been obtained, the Holders of not less than a majority in aggregate principal amount at maturity of the Securities then outstanding by written notice to the Trustee may annul an acceleration and its consequences if all existing Events of Default (other than the nonpayment of Accreted Value or principal of and interest, if any, on the Securities which has become due solely by virtue of such acceleration) have been cured or waived and if the annulment would not conflict with any judgment or decree. No such annulment shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies.

            If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of Accreted Value or principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy maturing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04. Waiver of Past Default.

            Subject to Sections 2.09, 6.07 and 10.02, prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in aggregate principal amount at maturity of the outstanding Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default in the payment of Accreted Value or principal of or interest on any Security as specified in clauses (i) and (ii) of Section 6.01 or a Default in respect of any term or provision of this Indenture that may not be amended or modified without the consent of each Holder affected as provided in Section 10.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Securities, respectively. This paragraph of this Section 6.04 shall be in lieu of ss. 316(a)(1)(B) of the TIA and such ss. 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

            Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Securities, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05. Control by Majority.

            Subject to Section 2.09, the Holders of a majority in principal amount at maturity of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of ss. 316(a)(1)(A) of the TIA, and such ss. 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

            A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holders of at least 25% in aggregate principal amount at maturity of the outstanding Securities make a written request to the Trustee to pursue a remedy as Trustee;

            (iii) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of reasonable indemnity; and

            (v) during such 60-day period, the Holders of a majority in principal amount at maturity of the outstanding Securities do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request.

            A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

SECTION 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Accreted Value or principal of and premium, if any, or interest on a Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 6.08. Collection Suit by Trustee.

            If an Event of Default in payment of Accreted Value or principal or interest specified in Section 6.01(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Securities for the whole amount of Accreted Value or principal and accrued interest remaining unpaid, together with interest overdue on Accreted Value or principal and to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. Trustee May File Proofs of Claim.

            The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), their respective creditors or their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. Priorities.

            If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

            First: to the Trustee for amounts due under Section 7.07;

            Second: to Holders for amounts due and unpaid on the Securities for Accreted Value or principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Value or principal and interest, respectively; and

            Third: to the Company.

            The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to the Holders pursuant to this
Section 6.10.

SECTION 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by a Holder or group of Holders of more than 10% in aggregate principal amount at maturity of the outstanding Securities, or to any suit instituted by any Holder for the enforcement or the payment of the Accreted Value or principal or interest on any Securities on or after the respective due dates expressed in the Security.

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01. Duties of Trustee.

            (a) If a Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            (b) Except during the continuance of a Default:

            (1) The Trustee shall not be liable except for the performance of such duties as are specifically set forth herein; and

            (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee shall not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own grossly willful misconduct, except that:

            (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01;

            (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

            (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity satisfactory to it in its sole discretion against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

            (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. Rights of Trustee.

            Subject to Section 7.01:

            (a) The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to the provisions of Section 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

            (c) The Trustee may act through attorneys and agents of its selection and shall not be responsible for the misconduct or negligence of any agent or attorney (other than an agent who is an employee of the Trustee) appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

            (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

            (f) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

            (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

            (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

            (i) The Trustee shall not be deemed to have notice of any Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, subject to
Section 7.10 hereof. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

SECTION 7.05. Notice of Defaults.

            If a Default or an Event of Default occurs and is continuing and the Trustee knows of such Defaults or Events of Default, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of Accreted Value or principal of or interest on any Security or a Default or Event of Default in complying with Section 5.01, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to ss. 315(b) of the TIA and such proviso to ss. 315(b) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

SECTION 7.06. Reports by Trustee to Holders.

            If required by TIA ss. 313(a), within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b), (c) and (d).

            A copy of each such report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange, if any, on which the Securities are listed.

            The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or of any delisting thereof.

SECTION 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including fees, disbursements and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services except any such disbursements, expenses and advances as may be attributable to the Trustee's gross negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the

Trustee's agents, accountants, experts and counsel and any taxes or other expenses incurred by a trust created pursuant to Section 9.01 hereof.

            The Company shall indemnify the Trustee for, and hold it harmless against any and all loss, damage, claims, liability or expense, including taxes (other than franchise taxes imposed on the Trustee and taxes based upon, measured by or determined by the income of the Trustee), arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own gross negligence or bad faith. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense (and may employ its own counsel) at the Company's expense; provided, however, that the Company's reimbursement obligation with respect to counsel employed by the Trustee will be limited to the reasonable fees and expenses of such counsel.

            The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee as a result of the violation of this Indenture by the Trustee.

            To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities against all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of or interest on particular Securities or the Purchase Price or redemption price of any Securities to be purchased pursuant to an Offer to Purchase or redeemed.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(vi) or (vii) occurs, the expenses (including the reasonable fees and expenses of its agents and counsel) and the compensation for the services shall be preferred over the status of the Holders in a proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law. The Company's obligations under this
Section 7.07 and any claim arising hereunder shall survive the resignation or removal of any Trustee, the discharge of the Company's obligations pursuant to Article Nine and any rejection or termination under any Bankruptcy Law.

SECTION 7.08. Replacement of Trustee.

            The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10;

            (b) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

            (c) a custodian or other public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. As promptly as practicable after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in
Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount at maturity of the outstanding Securities may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger, etc.

            If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking corporation, the resulting, surviving or transferee corporation or banking corporation without any further act shall be the successor Trustee.

SECTION 7.10. Eligibility; Disqualification.

            This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA ss. 310(b), the Trustee and the Company shall comply with the provisions of TIA ss. 310(b); provided, however, that there shall be excluded from the operation of TIA ss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ss. 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article Seven.

SECTION 7.11. Preferential Collection of Claims Against the Company.

            The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                  ARTICLE EIGHT

                             [INTENTIONALLY OMITTED]

                                  ARTICLE NINE

                             DISCHARGE OF INDENTURE

SECTION 9.01. Termination of the Company's Obligations.

            The Company may terminate its substantive obligations in respect of the Securities by delivering all outstanding Securities to the Trustee for cancellation and paying all sums payable by it on account of principal of and interest on all Securities or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(vi) or (vii), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day) under this Indenture), terminate its substantive obligations in respect of Article Four (other than Sections 4.01, 4.02, 4.07, 4.09 and 4.11) and Article Five hereof and any Event of Default specified in Section 6.01 (iii), (iv) or
(v) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Securities, (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of the option under this Section 9.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act, and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in Section 6.01(vi) or (vii), occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day) under this Indenture), terminate its substantive obligations in respect of the Securities (including its obligations to pay the principal of and interest on the Securities) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Securities, (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of this Indenture to such effect, (iii) delivering to the Trustee an Opinion of Counsel to the effect that the exercise of the option under this
Section 9.01 will not result in any of the Company, the Trustee or the trust created by the deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act and (iv) delivering to the Trustee an Officers' Certificate and an Opinion of Counsel each stating compliance with all conditions precedent provided for herein.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.10, 2.12, 2.13 and 4.01 (but
not with respect to termination of substantive obligations pursuant to the third sentence of the foregoing paragraph), 4.02, 7.07, 7.08, 9.03 and 9.04 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Sections 7.07, 9.03 and 9.04 shall survive.

            After such delivery or irrevocable deposit and delivery of an Officers' Certificate and Opinion of Counsel, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

            The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the United States Government Obligations deposited pursuant to this Section 9.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

SECTION 9.02. Application of Trust Money.

            The Trustee shall hold in trust money or United States Government Obligations deposited with it pursuant to Section 9.01, and shall apply the deposited money and the money from United States Government Obligations in accordance with this Indenture solely to the payment of principal of and interest on the Securities.

SECTION 9.03. Repayment to the Company.

            Subject to Sections 7.07 and 9.01, the Trustee shall promptly pay to the Company upon written request any money held by it which exceeds the amount required to make payments under this Indenture. The Trustee shall pay to the Company upon written request any money held by it for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee before being required to make any payment may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

SECTION 9.04. Reinstatement.

            If the Trustee is unable to apply any money or United States Government Obligations in accordance with Section 9.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee is permitted to apply all such money or United States Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or United States Government Obligations held by the Trustee.

                                   ARTICLE TEN

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 10.01. Without Consent of Holders.

            The Company, when authorized by a resolution of their respective Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

            (a) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any Holder;

            (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities and this Indenture in connection with any transaction complying with Article Five of this Indenture;

            (c) to provide for uncertificated Securities in addition to or in place of certificated Securities;

            (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

            (e) to make any change that would provide any additional benefit or rights to the Holders;

            (f) to make any other change that does not adversely affect the rights of any Holder under this Indenture;

            (g) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

            (h) to secure the Securities pursuant to the requirements of Section
      4.18 or otherwise; or

provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section 10.01.

SECTION 10.02. With Consent of Holders.

            Subject to Section 6.07, the Company, when authorized by a resolution of its Boards of Directors, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount at maturity of the outstanding Securities. Subject to Section 6.07, the Holders of a majority in principal amount at maturity of the outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

            (a) change the maturity of the principal of or any installment of interest on any such Security or alter the optional redemption or repurchase provisions of any such Security or this Indenture in a manner adverse to the Holders of the Securities;

            (b) reduce the principal amount at maturity or Accreted Value of (or premium) of any such Security;

            (c) reduce the rate of or extend the time for payment of interest on any such Security;

            (d) change the place or currency of payment of principal of (or premium) or interest on any such Security;

            (e) modify any provisions of this Indenture relating to the waiver of past defaults (other than to add sections to this Indenture or the Securities subject thereto) or the right of the Holders of the Securities to institute suit for the enforcement of any payment on or with respect to any such Security in respect thereof or the modification and amendment provisions of this Indenture and the Securities (other than to add sections to this Indenture or the Securities which may not be amended, supplemented or waived without the consent of each Holder affected);

            (f) reduce the percentage of the principal amount at maturity of outstanding Securities necessary for amendment to or waiver of compliance with any provision of this Indenture or the Securities or for waiver of any Default in respect thereof;

            (g) waive a Default in the payment of the principal or Accreted Value of, interest on, or redemption payment with respect to, the Securities (except a rescission of acceleration of the Securities by the Holders as provided in this Indenture and a waiver of the payment default that resulted from such acceleration);

            (h) modify the ranking of any Security in any manner adverse to the Holders of the Securities; or

            (i) modify the provisions of any covenant (or the related definitions) in this Indenture requiring the Company to make an Offer to Purchase following an event or circumstance which may give rise to the requirement to make an Offer to Purchase in a manner materially adverse to the Holders of the Securities affected thereby otherwise than in accordance with this Indenture.

            It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 10.03. Compliance with Trust Indenture Act.

            Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 10.04. Revocation and Effect of Consents.

            Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Security or portion of such Security by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last sentence of the immediately preceding paragraph, those persons who were Holders of Securities at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders of such Securities after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

            After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (i) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 10.05. Notation on or Exchange of Securities.

            If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 10.06. Trustee To Sign Amendments, etc.

            The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Ten is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                 ARTICLE ELEVEN

                             [INTENTIONALLY OMITTED]


                                 ARTICLE TWELVE

                             [INTENTIONALLY OMITTED]


                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01. Trust Indenture Act Controls.

            This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

            The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 13.02. Notices.

            Any notice or communication shall be sufficiently given if in writing and delivered in person, by facsimile and confirmed by overnight courier, or mailed by first-class mail addressed as follows:

            if to Trans-Resources, Inc.:

            Nine West 57th Street, 39th Floor
            New York, New York  10019

            Attention:  Chief Financial Officer

            Facsimile:  (212) 888-3708
            Telephone:  (212) 888-3044
            with a copy to:

            Rubin Baum Levin Constant & Friedman
            30 Rockefeller Plaza
            New York, New York  10112

            Attention:  Edward Klimerman, Esq.

            Facsimile:  (212) 698-7825
            Telephone:  (212) 698-7700

            if to the Trustee:

            State Street Bank and Trust Company
            61 Broadway, 15th Floor
            New York, New York  10006

            Attention:  Corporate Trust Division

            Facsimile:  (212) 612-3202
            Telephone:  (212) 612-3447

            Each party by notice to the others may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed, first-class, postage prepaid, to a Holder including any notice delivered in connection with TIA ss. 310(b), TIA ss. 313(c), TIA ss. 314(a) and TIA ss. 315(b), shall be mailed to him at his address as set forth on the Security Register and shall be sufficiently given to him if so mailed within the time prescribed. To the extent required by the TIA, any notice or communication shall also be mailed to any Person described in TIA ss. 313(c).

            Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA ss. 312(c).

SECTION 13.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture after the date hereof, the Company shall furnish to the Trustee at the request of the Trustee:

            (1) an Officers' Certificate in form and substance satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that the person making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06. Rules by Trustee, Paying Agent, Registrar.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07. Governing Law.

            The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of laws.

SECTION 13.08. No Recourse Against Others.

            A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

SECTION 13.09. Successors.

            All agreements of a party to this Indenture contained in this Indenture shall bind such party's successors.

SECTION 13.10. Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.11. Severability.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

SECTION 13.12. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.13. Legal Holidays.

            If a payment date is a not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.


                            [Signature Pages Follow]

                                   SIGNATURES

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.


                                    TRANS-RESOURCES, INC.


                                    By: /s/ Lester W. Youner
                                        ---------------------------------
                                         Name:  Lester W. Youner
                                         Title: Vice President and
                                                Chief Financial Officer

                                    STATE STREET BANK AND TRUST COMPANY,
                                         as Trustee


                                    By: /s/ Angelita L. Pena
                                        ---------------------------------
                                         Name:  Angelita L. Pena
                                         Title: Assistant Vice President

                                    EXHIBIT A


                           [FORM OF SERIES A SECURITY]


            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

            THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

         THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 et seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $558.58 THE ISSUE DATE OF THIS SECURITY IS MARCH 16, 1998
         AND THE YIELD TO MATURITY IS 12%.

                              TRANS-RESOURCES, INC.
                            12% Senior Discount Note
                          due March 15, 2008, Series A

                                                           CUSIP No.:[     ]

No. [         ]                                                     $[     ]

            TRANS-RESOURCES, INC., a Delaware corporation (the "Company", which
term includes any successor), for value received promises to pay to [       ] or
registered assigns, the principal sum of [       ] Dollars, on March 15, 2008.

            Interest Payment Dates: March 15 and September 15, commencing on September 15, 2003.

            Interest Record Dates: March 1 and September 1.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                    TRANS-RESOURCES, INC.


                                    By:
                                        ---------------------------------
                                         Name:
                                         Title:


                                    By:
                                        ---------------------------------
                                         Name:
                                         Title:

Dated:  March 16, 1998

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the 12% Senior Discount Notes due March 15, 2008, Series A, described in the within-mentioned Indenture.

Dated: March 16, 1998
                                    STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                    By:
                                        ---------------------------------
                                              Authorized Signatory

                              (REVERSE OF SECURITY)

                              TRANS-RESOURCES, INC.

                            12% Senior Discount Note
                          due March 15, 2008, Series A

1. Interest.

            TRANS-RESOURCES, INC., a Delaware corporation (the "Company"), promises to pay cash interest on each Interest Payment Date on the principal amount at maturity of this Security at the rate per annum shown above. Cash interest on this Security will accrete and compound semi-annually until March 15, 2003. Thereafter, cash interest will accrue at a rate of 12% per annum and will be payable semi-annually in arrears on each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            In addition, the Company shall pay interest on overdue Accreted Value or principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by this Security.

2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect Accreted Value or principal payments. The Company shall pay Accreted Value or principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay Accreted Value or principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

            Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as paying Agent or Registrar.

4. Indenture.

            The Company issued the Securities under an Indenture, dated as of March 16, 1998 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 12% Senior Discount Notes due 2008, Series A, issued under the Indenture. The aggregate principal amount at maturity of Securities which may be issued under the Indenture is limited (except as otherwise provided in the Indenture) to $135,000,000. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

5. Optional Redemption.

            The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003, at the redemption prices (expressed as a percentage of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                            Redemption
                           Year               Price
                  -------------------       ----------
                  2003                       106.000%
                  2004                       104.000%
                  2005                       102.000%
                  2006 and thereafter        100.000%

6. Optional Redemption upon Public Equity Offerings.

            In addition, at any time and from time to time on or prior to March 15, 2001, the Company may, at its option, redeem up to 33-1/3% of the aggregate principal amount at maturity of the Securities originally issued with the net cash proceeds of one or more Public Equity Offerings by the Company after which there is a Public Market, at a redemption price in cash equal to 112% of the Accreted Value thereof on the date of redemption; provided, however, that at least 66-2/3% of the aggregate principal amount at maturity of the Securities originally issued must remain outstanding immediately after giving effect to each such redemption (excluding any Securities held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

7. Notice of Redemption.

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount at maturity. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount at maturity or integral multiples thereof.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount at maturity thereof to be redeemed. A new Security in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, Accreted Value or interest will cease to accrete or accrue, as the case may be, on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8. Change of Control Offer.

            Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 60 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

9. Limitation on Disposition of Assets.

            The Company is, subject to certain conditions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain asset dispositions.

10. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11. Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

            If funds for the payment of Accreted Value or principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

            The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint ten-ants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22. Registration Rights.

            Pursuant to the Exchange and Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Security shall have the right to exchange this Security for a 12% Senior Discount Note due 2008, Series B, of the Company which has been registered under the Securities Act, in like principal amount at maturity and having terms identical in all material respects to the Initial Securities. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Exchange and Registration Rights Agreement.

23. Governing Law.

            The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws.

                              ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:________________            Signed:________________________________
                                         (Signed exactly as name appears
                                         on the other side of this Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $_____________

Dated:                    Your Signature:
      ----------------                   --------------------------------
                                         (Signed exactly as name appears
                                         on the other side of this Security)

Signature Guarantee:
                    -----------------------------------------------------

                               SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                           [FORM OF SERIES B SECURITY]

         THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 et seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $558.58 THE ISSUE DATE OF THIS SECURITY IS MARCH 16, 1998
         AND THE YIELD TO MATURITY IS 12%.

                              TRANS-RESOURCES, INC.
                            12% Senior Discount Note
                          due March 15, 2008, Series B

                                                         CUSIP No.:[       ]

No. [         ]                                                   $[       ]

            TRANS-RESOURCES, INC., a Delaware corporation (the "Company", which
term includes any successor), for value received promises to pay to [       ] or
registered assigns, the principal sum of [       ] Dollars, on March 15, 2008.

            Interest Payment Dates: March 15 and September 15, commencing on September 15, 2003.

            Interest Record Dates: March 1 and September 1.

            Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                                    TRANS-RESOURCES, INC.


                                    By:
                                        ------------------------------
                                         Name:
                                         Title:


                                    By:
                                        ------------------------------
                                         Name:
                                         Title:

Dated:  March 16, 1998

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

            This is one of the 12% Senior Discount Notes due March 15, 2008, Series B, described in the within-mentioned Indenture.

Dated: March 16, 1998

                                    STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee


                                    By:
                                        ------------------------------
                                        Authorized Signatory

                              (REVERSE OF SECURITY)

                              TRANS-RESOURCES, INC.


                            12% Senior Discount Note
                          due March 15, 2008, Series B

1. Interest.

            TRANS-RESOURCES, INC., a Delaware corporation (the "Company"), promises to pay cash interest on each Interest Payment Date on the principal amount at maturity of this Security at the rate per annum shown above. Cash interest on this Security will accrete and compound semi-annually until March 15, 2003. Thereafter, cash interest will accrue at a rate of 12% per annum and will be payable semi-annually in arrears on each Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            In addition, the Company shall pay interest on overdue Accreted Value or principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand, in each case at the rate borne by this Security.

2. Method of Payment.

            The Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Interest Record Date. Holders must surrender Securities to a Paying Agent to collect Accreted Value or principal payments. The Company shall pay Accreted Value or principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay Accreted Value or principal and interest by wire transfer of Federal funds (provided that the Paying Agent shall have received wire instructions on or prior to the relevant Interest Record Date), or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

3. Paying Agent and Registrar.

            Initially, State Street Bank and Trust Company (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company may, subject to certain exceptions, act as Paying Agent or Registrar.

4. Indenture.

            The Company issued the Securities under an Indenture, dated as of March 16, 1998 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. This Security is one of a duly authorized issue of Securities of the Company designated as its 12% Senior Discount Notes due 2008, Series B, issued under the Indenture. The aggregate principal amount at maturity of Securities which may be issued under the Indenture is limited (except as otherwise provided in the Indenture) to $135,000,000. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture (except as otherwise indicated in the Indenture) until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. The Securities are general unsecured obligations of the Company.

5. Optional Redemption.

            The Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after March 15, 2003, at the redemption prices (expressed as a percentage of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

                                               Redemption
                          Year                   Price
                  -------------------          ----------
                  2003                          106.000%
                  2004                          104.000%
                  2005                          102.000%
                  2006 and thereafter           100.000%

6. Optional Redemption upon Public Equity Offerings.

            In addition, at any time and from time to time on or prior to March 15, 2001, the Company may, at its option, redeem up to 33-1/3% of the aggregate principal amount at maturity of the Securities originally issued with the net cash proceeds of one or more Public Equity Offerings by the Company after which there is a Public Market, at a redemption price in cash equal to 112% of the Accreted Value thereof on the date of redemption; provided, however, that at least 66-2/3% of the aggregate principal amount at maturity of the Securities originally issued must remain outstanding immediately after giving effect to each such redemption (excluding any Securities held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of the Company.

7. Notice of Redemption.

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at its registered address. The Trustee may select for redemption portions of the principal amount of Securities that have denominations equal to or larger than $1,000 principal amount at maturity. Securities and portions of them the Trustee so selects shall be in amounts of $1,000 principal amount at maturity or integral multiples thereof.

            If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount at maturity thereof to be redeemed. A new Security in a principal amount at maturity equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the Redemption Date, Accreted Value or interest will cease to accrete or accrue, as the case may be, on Securities or portions thereof called for redemption so long as the Company has deposited with the Paying Agent for the Securities funds in satisfaction of the redemption price pursuant to the Indenture and the Paying Agent is not prohibited from paying such funds to the Holders pursuant to the terms of the Indenture.

8. Change of Control Offer.

            Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 60 days after the Change of Control Date, make an Offer to Purchase all Securities then outstanding at a purchase price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date).

9. Limitation on Disposition of Assets.

            The Company is, subject to certain conditions, obligated to make an Offer to Purchase Securities at a purchase price equal to 100% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant Interest Record Date to receive interest due on the relevant Interest Payment Date) with the excess proceeds of certain asset dispositions.

10. Denominations; Transfer; Exchange.

            The Securities are in registered form, without coupons, in denominations of $1,000 principal amount at maturity and integral multiples of $1,000 principal amount at maturity. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

11. Persons Deemed Owners.

            The registered Holder of a Security shall be treated as the owner of it for all purposes.

12. Unclaimed Funds.

            If funds for the payment of Accreted Value or principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Company at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

13. Legal Defeasance and Covenant Defeasance.

            The Company may be discharged from its obligations under the Indenture and the Securities, except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture and the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.

14. Amendment; Supplement; Waiver.

            Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

15. Restrictive Covenants.

            The Indenture contains certain covenants that, among other things, limit the ability of the Company and the Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates or certain other related persons. The limitations are subject to a number of important qualifications and exceptions. The Company must report quarterly to the Trustee on compliance with such limitations.

16. Defaults and Remedies.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received reasonable indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

17. Trustee Dealings with Company.

            The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

18. No Recourse Against Others.

            No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

19. Authentication.

            This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

20. Abbreviations and Defined Terms.

            Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint ten-ants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

21. CUSIP Numbers.

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

22. Governing Law.

            The laws of the State of New York shall govern the Indenture and this Security without regard to principles of conflicts of laws.

                                 ASSIGNMENT FORM

I or we assign and transfer this Security to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint_________________________________________________________
agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:________________              Signed:________________________________
                                           (Signed exactly as name appears
                                           on the other side of this Security)

Signature Guarantee: ___________________________________________________________
                     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, check the appropriate box:

Section 4.05 [      ]
Section 4.14 [      ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.05 or Section 4.14 of the Indenture, state the amount: $_____________

Dated:                       Your Signature:
      ---------------                       --------------------------------
                                            (Signed exactly as name appears
                                            on the other side of this Security)

Signature Guarantee:
                    --------------------------------------------------------

                            SIGNATURE GUARANTEE

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                      FORM OF LEGEND FOR GLOBAL SECURITIES

            Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                    EXHIBIT D

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

      Re:   12% Senior Discount Notes due 2008
            (the "Securities") of Trans-Resources, Inc.

            This Certificate relates to $_______ principal amount at maturity of Securities held in the form of* ___ a beneficial interest in a Global Security or* _______ Physical Securities by ______ (the "Transferor").

The Transferor:*

    |_|     has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Physical Security or Physical Securities in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

    |_|     has requested by written order that the Registrar exchange or register the transfer of a Physical Security or Physical Securities.

    |_|     In connection with such request and in respect of each such
Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Securities does not require Registration under the Securities Act of 1933, as amended (the "Act"), because*:

    |_|     Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

    |_|     Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

    |_|     Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act) which delivers a certificate to the Trustee in the form of Exhibit E to the Indenture.

    |_|     Such Security is being transferred in reliance on Rule 144 under the
Act.

    |_|     Such Security is being transferred in reliance on and in compliance with an exemption from the Registration requirements of the Act other than Rule 144A or Rule 144 under the Act to a person other than an institutional "accredited investor." An Opinion of Counsel to the effect that such transfer does not require Registration under the Securities Act accompanies this certification.


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

                                    --------------------------------


                                    [INSERT NAME OF TRANSFEROR]


                                    By:
                                        ------------------------
                                         [Authorized Signatory]


      Date:
           ----------------------------
           *Check applicable box.

                                                                       EXHIBIT E

                   Form of Transferee Letter of Representation

State Street Bank and Trust Company
61 Broadway, 15th Floor
New York, New York  10006

Attention:  Corporate Trust Division

Dear Sirs:

            This certificate is delivered to request a transfer of $________ principal amount at maturity of the 12% Senior Discount Notes due 2008 (the "Securities") of Trans-Resources, Inc. (the "Company"). Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

            Name:
                 ----------------------------------------
            Address:
                    -------------------------------------
            Taxpayer ID Number:
                               --------------------------

            The undersigned represents and warrants to you that:

            1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount at maturity of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

            2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside of the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of the Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or


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

accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.


Dated:                              TRANSFEREE:
        ----------------------                   -------------------------

                                    By:
                                         -------------------------


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